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                                                                    EXHIBIT 10.3

                               SAXTON INCORPORATED
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN




SECTION 1.            PURPOSE


                  The purpose of the Saxton Incorporated Non-Employee Director Stock Option Plan (the "Plan") is to further the interests of Saxton Incorporated, a Nevada corporation (the "Company"), and its subsidiaries by encouraging and enabling the non-employee members of the Company's Board of Directors to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of non-qualified stock options, and thereby to encourage such persons to put forth maximum efforts for the growth and success of the Company.


SECTION 2.            DEFINITIONS

                  Whenever used herein the following terms shall have the following meanings, respectively:

                           (a) "Board" shall mean the Board of Directors of the Company.

                           (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                           (c) "Common Stock" shall mean the Company's Common Stock, $0.001 par value.

                           (d) "Company" shall mean Saxton Incorporated, a Nevada corporation.

                           (e)     "Disability" shall mean a director's
         inability to perform his or her duties as a director by reason of any medically determinable physical or mental impairment that has lasted or is expected to last for a continuous period of not less than twelve months.

                           (f) "Fair Market Value" of the Common Stock on any date shall mean the value determined in good faith by the Board, by formula or otherwise. In the absence of a determination by the Board, "Fair Market Value" shall mean (i) the mean between the highest and lowest quoted selling prices of the Common Stock on such date or if there were no sales on the date in question, the mean of such prices on the most recent Trading Day before such date; or (ii) if applicable, the mean between the bona fide bid and asked prices of the Common Stock on such date, or if there were no bid and asked prices on the


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         date in question, the mean of such prices on the most recent Trading
         Day before such date.

                           (g) "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or any of its subsidiaries.

                           (h) "Optionee" shall mean any person who has been granted an Option under the Plan or who is otherwise entitled to exercise an Option.

                           (i) "Plan" shall mean the Saxton Incorporated Non-Employee Director Stock Option Plan.

                           (j) "Stock Option" shall mean an option granted under the Plan.

                           (k) "Trading Day" shall mean a day on which the Common Stock is traded on a national securities exchange, on the Nasdaq National Market or other automated quotation system, or in the over-the-counter market.

SECTION 3.            ADMINISTRATION

                  3.1 The Plan shall be administered by the Board. The Board shall have authority to interpret the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it may deem advisable; to interpret the terms of the Plan and any award granted under the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. However, the Board shall have no discretion to vary the amount or terms of awards under the Plan, except as provided in Section 4.3.

                  3.2 All determinations and interpretations made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Optionees.

SECTION 4.            STOCK SUBJECT TO PLAN

                  4.1 The total number of shares of Common Stock which may be issued under the Plan shall not exceed 50,000 (subject to adjustment as provided below). Such shares may consist of authorized but unissued shares or shares that have been issued and reacquired by the Company.

                  4.2 To the extent a Stock Option terminates without having been exercised, or shares received upon exercise of a Stock Option are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Shares of Common Stock equal in number to the shares surrendered in payment of the option price, and shares which are withheld in order to satisfy federal, state, or local tax liability, shall not count against the above limit, and shall again be available for awards under the Plan.

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                  4.3 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, distribution of assets, or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board to be appropriate under the Plan, then the Board shall, in such a manner as it may deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares subject to outstanding awards, (iii) the number and kind of shares with respect to which Stock Options may be granted to a single Optionee pursuant to Section 6, and
(iv) the exercise price of outstanding Stock Options; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation or becomes a subsidiary of another corporation, or upon a sale of substantially all the assets of the Company, the Board may take such action as it in its discretion deems appropriate to (i) accelerate the time when Stock Options may be exercised, (ii) terminate Stock Options at or immediately prior to the date of any such event, (iii) cash out such Stock Options at or immediately prior to the date of such event, or (iv) provide for the assumption of outstanding Stock Options by surviving, successor or transferee corporations. The Board's determination as to which adjustments shall be made and the extent thereof shall be final, binding and conclusive.

SECTION 5.            ELIGIBILITY

                  5.1 Only Non-Employee Directors shall be eligible to participate in the Plan. Non-Employee Directors shall automatically be granted Options as provided in Section 6.

SECTION 6.            GRANT OF STOCK OPTIONS

                  6.1 Each person who is a Non-Employee Director on the closing date of the Company's initial public offering shall be granted, as of such date, and each person who thereafter becomes a Non-Employee Director shall be granted, on the first Trading Day coincident with or immediately following the date of his or her election as a Non-Employee Director, a Stock Option to purchase 500 shares of Common Stock.

                  6.2 On the first Trading Day of every April commencing with April 1998, every Non-Employee Director then serving on the Board and who has served for at least three months shall be granted a Stock Option to purchase 500 shares of Common Stock.

                  6.3 Notwithstanding the foregoing, if, on any date on which Stock Options are to be granted, the remaining shares reserved for issuance under the Plan are insufficient to enable each Non-Employee Director to receive a Stock Option to purchase the applicable number of shares of Common Stock set forth in Sections 6.1 and 6.2, each Non-Employee Director who is entitled to be granted a Stock Option pursuant to Section 6.1 or 6.2 shall be granted a Stock Option to purchase his or her pro rata portion of such remaining shares.

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SECTION 7.            TERMS AND CONDITIONS OF STOCK OPTIONS

                  7.1 All Stock Options granted under the Plan shall have the following terms and conditions:

                           (a)     Option Price.  The option price per share of

         Common Stock purchasable under a Stock Option shall be the Fair Market Value of the Common Stock on the date of grant of the Stock Option.

                           (b) Option Term. The term of each Stock Option shall be ten years from the date of grant, subject to earlier termination in the event of termination of service as a director, as set forth in paragraphs (f) and (g) below.

                           (c) Exercisability. Subject to paragraph (i) below, each Stock Option shall become exercisable in full on the first anniversary of the date of grant, provided that the Optionee is a director of the Company on such date, and shall not be exercisable prior to such date. The Stock Options may be exercised in whole or in part at any time during the option period, but any partial exercise shall be for at least 100 shares or, if less, for the remaining shares subject to the Stock Option.

                           (d) Method of Exercise. To the extent a Stock Option has become exercisable, it may be exercised by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in cash (including cash equivalents) or by delivery of shares of Common Stock already owned by the Optionee for at least six months, by broker-assisted "cashless exercise" if the Company has a "cashless exercise" program in effect, or by any combination of the foregoing. Shares delivered in payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the date of exercise .

                           (e) No Stockholder Rights. An Optionee shall have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the Optionee has duly exercised such Stock Option and become the holder of record of such shares.

                           (f) Termination of Service as Director. If an Optionee's service as a director of the Company is terminated for any reason other than death or Disability or a Change of Control (as defined in Section 11.1), such Optionee's Stock Options may be exercised only within 30 days of such termination of service, and only to the extent such Stock Options were exercisable on the date of such termination of service and have not expired prior to the date of exercise.

                           (g) Death or Disability of Director. If an Optionee's service as a director of the Company is terminated by reason of death or Disability, such Optionee's Stock Options may be exercised only within one year following such termination of service, and only to the extent such Stock Options were exercisable on the date of such

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         termination of service and have not expired prior to the date of exercise. In the event of the director's death, the Stock Options may be exercised by the persons to whom the Optionee's rights under the Stock Option shall pass by will or by the laws of descent and distribution.

                           (h) Non-transferability. Stock Options shall not be transferable by the Optionee, either voluntarily or by operation of law, other than by will or by the laws of descent and distribution. During the grantee's lifetime, all Stock Options shall be exercisable only by the grantee.

                           (i) Change of Control. Notwithstanding any other provision of the Plan, upon the occurrence of a Change of Control (as defined in Section 11.1) all Stock Options outstanding at the time of such Change of Control shall become immediately exercisable and shall remain exercisable for one year after the director's termination of service (but not beyond the term of the Stock Option).

                           (j) Tax Status. Stock Options granted under this Plan shall be "non-qualified" options, and shall not be incentive stock options as defined in Section 422 of the Internal Revenue Code.


SECTION 8.            TAX WITHHOLDING

                  8.1 Each Optionee shall, no later than the exercise date of the respective Stock Option (or other date as of which an amount with respect to an award first becomes includible in such person's gross income for applicable tax purposes), pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local or other taxes of any kind which are then required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements. The Company (and, where applicable, any subsidiary of the Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

SECTION 9.            AMENDMENTS AND TERMINATION

                  9.1 The Plan shall be of unlimited duration. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without stockholder approval except as required to satisfy applicable laws or regulations, or the requirements of any stock exchange or automated quotation system on which the Common Stock is listed or quoted.

SECTION 10.           RESTRICTIONS ON OPTION EXERCISE

                  10.1 The Company shall have the right to postpone the time of exercise of any Stock Option for such period as may be required for it to comply, with reasonable diligence, with

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any applicable listing requirements of any national securities exchange or automated quotation system on which the Common Stock is listed or quoted, or any federal, state or local law.

                  10.2 If at any time the Board determines that any agreement by an Optionee with respect to the disposition of Common Stock to be received under the Plan is necessary or desirable in order to satisfy any legal requirement, the respective Stock Option shall not be granted or deemed exercised until such agreement has been obtained free of any conditions not acceptable to the Board.

SECTION 11.           CHANGE OF CONTROL

                  11.1 A "Change of Control" shall be deemed to have occurred upon:

                           (a)     the date that any person or group deemed a

         person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (other than the Company and its subsidiaries as determined immediately prior to that date or an employee benefit plan of the Company or its subsidiaries) has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Securities Exchange Act of
         1934) of 25% or more of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board;

                           (b) the date on which a majority of the members of the Board shall consist of persons other than Current Members (for these purposes, a "Current Member" shall mean any member of the Board as of the effective date of the Plan and any successor of a Current Member whose nomination or election has been approved by a majority of the Current Members then on the Board);

                           (c) the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation where (i) the stockholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or (ii) where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger; or

                           (d) the date of approval by the stockholders of the Company of an agreement providing for the sale or other disposition of all or substantially all of the assets of the Company.

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SECTION 12.           GENERAL PROVISIONS

                  12.1 Nothing in the Plan or in any Stock Option shall be deemed to create any obligation on the part of the Company to nominate any director for re-election to the Board.

                  12.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements for directors.

                  12.3 The Company will provide financial information to the Optionees on the same basis as the Company provides such information to its stockholders.

                  12.4 No member of the Board, nor any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder. The Company shall indemnify all members of the Board and all officers and employees of the Company acting on their behalf, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the negligence, bad faith, willful misconduct or criminal acts of such persons.

SECTION 13.           EFFECTIVE DATE OF PLAN

                  The Plan shall be effective on June 15, 1997, subject to approval by the Company's stockholders within 12 months of such date.



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